Exhibit 10.2


      THIS LEASE, dated the 6th day of April, 2004, by and between 888 FARMINGTON AVENUE, LLC of the City of Bristol, County of Hartford, and State of Connecticut, hereinafter called "LANDLORD", and BRISTOL TRAVEL, INC DBA GLOBE TRAVEL SERVICE, a Connecticut corporation, having a principal place of business in the State of Connecticut, acting a herein by JEFFREY SONENSTEIN, its President, hereunto duly authorized, hereinafter called "TENANT". I

                                   WITNESSETH:

      WHEREAS, the LANDLORD is the owner of certain PREMISES located in the City of Bristol, Connecticut known as 888 Farmington Avenue (the PREMISES) and is desirous of renting said PREMISES; and

      WHEREAS, the TENANT is desirous of hiring said PREMISES upon the terms and conditions hereinafter set forth;

      NOW THEREFORE, in return for a good and valuable consideration to each party in hand paid by the other, receipt of which is hereby acknowledged, and in further consideration of the mutual covenants herein contained, the parties agree as follows:

      1. DEMISED PREMISES. In consideration of the rents and covenants herein reserved and contained on the part of the TENANT to be paid, performed and observed, the LANDLORD does hereby demise and lease upon the TENANT, and the TENANT does hereby take and hire, upon and subject to the conditions hereinafter expressed, those certain PREMISES, hereinafter referred to as ("PREMISES") being all of that certain piece or parcel of land with buildings and improvements thereon, known as 888 FARMINGTON AVENUE in the City of Bristol, County of Hartford and State of Connecticut, which PREMISES are more particularly bounded and described as Schedule A attached here and made a part hereof.

      2.   TERM. The aforesaid PREMISES are demised for a term of Twenty Four
(24) months commencing on the 6th day of April, 2004, and continuing through the 30th day of April, 2006.

      3. BASE RENT. The TENANT shall pay as minimum BASE RENT the sum of Twenty Eight Thousand Eight Hundred ($28,800.00) Dollars during the term, which amount shall be payable in monthly installments, in advance, as follows: Two Thousand Four Hundred ($2,400.00) DOLLARS on the 1st day of each month throughout the remainder of the term of this Lease. All payments to the LANDLORD shall be made by checks or drafts payable to the order of LANDLORD, or LANDLORD'S designated payee, and shall be mailed and delivered to such payee at the address set forth in the Notice provisions of this Lease, or such other address as the LANDLORD hereunder may direct by written notice delivered to TENANT pursuant to the Notice provisions of this Lease.


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      4.   ADDITIONAL RENT - INSURANCE AND TAXES.

a. Insurance: Commencing on the date the TENANT begins to pay rent or on any earlier date that the TENANT takes actual possession, TENANT agrees to maintain and to pay for, during the term of this Lease, and any extension thereof, the following insurance covering the PREMISES: public liability insurance with limits of not less than One Million ($1 ,000,000.00) Dollars as to arty one person, and One Million ($1 ,000,000.00) Dollars as to any one accident, and property damage insurance with limits of Five Hundred Thousand ($500,000.00) as to each accident, with Riders attached naming LANDLORD as an additional insured. TENANT shall maintain Fire Legal Liability insurance coverage. TENANT, upon request of LANDLORD, shall deliver copies of all such policies to LANDLORD, which policies shall provide that such insurance may not be cancelled unless LANDLORD is notified in writing ten (10) clays prior to such cancellation.

TENANT shall maintain fire insurance with extended coverage endorsements on the PREMISES are located with solvent and responsible insurance companies authorized to do business in the State of Connecticut. Such insurance will be sufficient to provide the full replacement or reconstruction of the building in which the PREMISES arc located. TENANT upon request of LANDLORD, shall deliver copies of all such policies to LANDLORD, which policies shall provide that such insurance may not be cancel led unless LANDLORD is notified in writing ten (10) clays prior to such cancellation. TENANT shall be responsible for any additional premiums being charged due to so-called "extra-hazardous" rises being conducted by TENANT in the building.

At some time in the future LANDLORD may exercise it's right to utilize a portion of the PREMISES as described in Section 13 for a drive in window. If LANDLORD exercises it's right it commencing with the date it begins renovations it shall be responsible for it's proportionate share of the costs for insurance, proportionate share shall be defined as a fraction, the numerator of which shall be the ground floor area of the PREMISES, the denominator of said fraction shall be the ground floor area occupied by the LANDLORD. The ground floor area shall mean the actual number of square feet of floor spaced measured from the exterior face of any exterior wall and from the center line of any party or petition wall.

b. Taxes: TENANT shall pay one half (1/2) of the municipal real estate taxes for the PREMISES. TENANT'S contribution shall be made monthly with each payment rent, TENANT will pay the estimated amount of $300.00 monthly hut the actual amount due shall be adjusted appropriately when the final tax bill is received.

      5. USE. The PREMISES shall be used and occupied by TENANT as a travel service agency office only.

      6. LANDLORD'S RIGHT OF ENTRY. LANDLORD, its agent and representatives, at all reasonable times may enter the PREMISES for the purpose of (a) inspection thereof, (b) making repairs replacement, alterations, or additions to the PREMISES


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(c) exhibiting the PREMISES. LANDLORD shall enter in a manner to not unreasonably interfere with TENANT'S business activity.

      7. REPAIRS. TENANT, at its sole cost and expense shall be responsible for all alterations to offices, telephone service and installation, and computer cables. TENANT shall provide LANDLORD with insurance certificates for any tradesmen who enter onto the PREMISES. LANDLORD shall be responsible for painting, wallpapering, carpeting, security system, exterior railing, ceiling, and renovations to the drive up window area when applicable. LANDLORD shall work with TENANT'S contractors and agree in advance for all said repair costs and specifications.

           TENANT and LANDLORD shall equally share the cost of rehabilitating the existing basic sign post. TENANT shall be responsible for it's own business signage. All signage shall be pre-approved by the LANDLORD and shall conform to all zoning regulations.

           TENANT and LANDLORD shall equally share reasonable maintenance expenses for snowplowing and landscaping. Capital improvements shall be the responsibility of the LANDLORD.

      8. ALTERATIONS. TENANT may renovate the PREMISES only in accordance with the plans and specifications provided to and approved by the LANDLORD.

      9. COMMENCEMENT DATE. The Commencement Date of the Lease shall be the 6th day of April, 2004.

      10. In the event that the PREMISES shall be damaged or destroyed by fire or other casualty, the LANDLORD will repair. restore or rehabilitate the same at LANDLORD'S expense (subject to TENANT'S payment of the amount of any deductible under the fire policy covering the PREMISES) commencing within three (3) months after such damage or destruction, such three (3) month period to be extended for a period of time equal to any delay cause by acts of God, strike, shortage of materials, failure to obtain insurance proceeds or other acts beyond the control of LANDLORD. After such damage or destruction and until completion of such repairs, restoration or rehabilitation, rent shall be abated in proportion to such part of the PREMISES that have been so destroyed or damaged unless such fire or casualty was the result of the negligent or willful act of TENANT or TENANT'S agents employees in which event shall not be abated.

      11.  Omitted.

      12. INSURANCE RE: FIXTURES. TENANT, during the term hereof; at its own sole cost and expense. shall keep all furniture, fixtures and equipment owned by TENANT, insured to the extent of its full insurance value thereof against loss or damage by lire with


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extended coverage. Nothing herein contained shall diminish any other rights granted to LANDLORD under any other provisions of this Lease if such act or neglect hereinbefore staled constitutes a breach of any term of this Lease.

      13. UTILITIES. TENANT shall procure and shall pay the cost of all utilities consumed in or at the PREMISES, including without limitation, gas or fuel used to heat the PREMISES and water, electricity and telephone which shall be procured and paid by the TENANT. TENANT shall also procure and shall pay the cost of all garbage removal at the PREMISES.

      At some time in the future LANDLORD may exercise it's right to utilize a portion of the PREMISES as described in Section 13 for a drive in window. If LANDLORD exercises it's right commencing with the date it begins renovations it shall be responsible for it's proportionate share of the costs for utilities. Proportionate share shall be defined as a fraction, the numerator of which shall be the ground floor area of the PREMISES, the denominator of said fraction shall be the ground floor area occupied by the LANDLORD. The ground floor area shall mean the actual number of square feet of floor spaced measured from the exterior face of any exterior wall and from the center line of any party or petition wall.

      14. LANDLORD'S COVENANT. The LANDLORD covenants and warrants that he has full right and authority to execute and perform this Lease and to grant the estate demised herein and covenants that the TENANT on performing its obligations hereunder shall peaceably and quietly hold and enjoy the PREMISES through the term and any extensions or options period.

      15. EMINENT DOMAIN. If any taking or condemnation materially affects the TENANTS use of the PREMISES then TENANT at its election may terminate this lease by giving notice to the LANDLORD of its election, and in such event minimum rent shall be apportioned and adjusted as of the date of termination. If the term of this lease shall not be terminated as aforesaid, then the term of this lease shall continue in full torte and effect., and LANDLORD shall within a reasonable time after possession is physically taken (subject to delays due to shortage of labor, materials or equipment, labor difficulties, breakdown of equipment, government restrictions, fires, other casualties or other causes beyond the reasonable control of LANDLORD) repair or rebuild what may remain of the PREMISES for the occupancy of TENANT. After the PREMISES have been repaired or rebuilt as aforesaid, a just proportion of the minimum rent shall be abated, according to the nature and extent of the effect on the. PREMISES or the part of the PREMISES acquired or condemned for the balance of the term of the lease. The rental shall be proportioned as stated by the agreement between the parties or by arbitration or legal proceedings.

           LANDLORD reserves to itself, and TENANT assigns to LANDLORD, all rights to damages accruing on account of any such taking or condemnation or by reason of any act of any public or quasi public authority for which damages are payable. TENANT agrees to execute such instruments of assignment as may be required by LANDLORD, to join with LANDLORD


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in any petition for the recovery of damages, if requested by LANDLORD, and to turn over to LANDLORD any such damages that may be recovered in any such proceeding. If TENANT shall fail to execute such instruments as may be required by LANDLORD, or to undertake such other steps as may be requested as herein stated, then in any such event, LANDLORD shall be deemed the duly authorized irrevocable agent and attorney-in-fact of TENANT to execute such instruments and undertake such steps as herein stated in and on behalf of TENANT. It is agreed and understood, however, that LANDLORD does not reserve to itself and TENANT does not assign to LANDLORD. any damages payable for trade fixtures installed by TENANT at its own cost and expense and which are not part of the realty or for moving expenses.

      16. ASSIGNMENT AND SUBLETTING. Without the LANDLORD'S consent which consent shall not be unreasonably withheld, TENANT shall not assign nor in any manner transfer this Lease or any estate, interest or benefit herein, or sublet the PREMISES or any part or parts thereof or permit the use of the same or any pail thereof by anyone other than TENANT. LANDLORD reserves the right to lease a portion o the PREMISES for the purposes of a drive in window facility. LANDLORD shall pro-rate hack to TENANT, base rent at $12.00 per square foot of space occupied by LANDLORD. LANDLORD shall be responsible for all alterations required for its tenancy. All alterations shall be made in a manner to not disrupt TENANT'S business activity.

      17.  Omitted.

      18. TENANT'S DEFAULT. The happening of any one or more of the following listed events (hereafter referred to as "Event of Default"), shall constitute a breach of the Lease Agreement on the part of the TENANT:

           (a) The failure of TENANT to regularly, diligently and actively operate the business for which SAID PREMISES were leased;

           (b) The failure of TENANT to pay any BASE RENT payable hereunder, including but not limited to ANY ADDITIONAL RENT or payments of money required hereunder, and continued failure to pay the same for ten (10) days after Notice;

           (c) The failure of TENANT to fully and promptly perform any act required of it in the performance of this Lease or to otherwise comply with any terms or provision thereof within twenty (20) days after notice thereof to TENANT by LANDLORD provided, however, that said twenty (20) day period shall be extended for a reasonable time if within said twenty (20) day period TENANT commenced to cure said default and is diligently pursuing same. This paragraph shall not apply to the payment of BASE RENT OR ADDITIONAL RENT or other money hereunder;

      19. HOLDING OVER. And it is further agreed that in case the said TENANT shall, with or without the written consent of the said LANDLORD endorsed hereon, or on the duplicate hereof at any time hold over the PREMISES, beyond the period above specified as the


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termination of this lease, then the said TENANT shall hold PREMISES upon the same terms and under the same stipulation and agreements as are in this Indenture contained and no holding over by the TENANT shall operate to renew this lease, nor to create any tenancy.

      20. LEASE EXPIRATION TERMS. Within one year (1) LANDLORD shall investigate building an addition to the PREMISES and meet with TENANT on the options for any such addition in order to facilitate a continued use by TENANT after the expiration of this lease term. LANDLORD contemplates using the entire existing first floor space at the termination of this lease term. Any such options fur building expansion shall be decided and notice shall be given to TENANT for one year (1) of the lease expiration date as provided herein in paragraph 2.

      21. MOVING EXPENSES: At the expiration of the lease, LANDLORD shall pay portions of certain reasonable moving expenses incurred by TENANT. LANDLORD shall pay up to $10,000.00 for TT-1 cabling expenses including hut not limited to T-1 cable and, electrician expense for wiring each phone and computer location, up to $10,000 in other moving expenses and reimburse TENANT for its contribution to the basic sign expenses paid at the beginning of the lease term. Payment shall be made within thirty (30) days of the date TENANT vacates the PREMISES.

      22. NOTICE. Any and all notices called for or required by any provision of this Lease, unless specifically described herein, shall be delivered to the respective parties by certified mail, return receipt requested, at the following addresses:

           A.     To the LANDLORD:     888 Farmington Avenue, LLC
                                       C/O Valley Bank
                                       Attn: Robert L. Messier, Jr.
                                       4 Riverside Ave.
                                       Bristol, CT 06010

                  With a copy to:      David J. Preleski, Esq.
                                       135 West Street
                                       Bristol, CT 06010

           B.     To the TENANT:       Globe Travel
                                       Service (c/o Jeffrey
                                       Sonenstein 14 Ryan's Way
                                       Burlington, CT 06013

                  With a copy to :     Timothy Furey, Esq.
                                       43 Bellevue Ave.
                                       Bristol, Ct 06010


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           Such addresses may be changed by either party by notifying the other party in the manner required for notice.

      23.  SECURITY. There is no Security Deposit.

      24. STATUS OF PARTIES. The execution of this Lease of the performance of any act pursuant to the provisions thereof shall not be deemed or construed to have the effect of creating between LANDLORD and TENANT the relationship of principal or agent or of partnership or of join venture, and the relationship between them shall be that only of LANDLORD and TENANT.

      25. INTERPRETATION. Words of any gender used in this Lease shall be construed to include any other gender, words in the singular number shall be construed to include the plural and words in the plural number shall he construed to include the singular, when the context or sense of this lease requires.

      26. BINDING EFFECT. This Lease, together with any and all addenda or amendments hereto, shall inure to the benefit of the respective parties hereto, their successors, heirs, personal representatives or assigns (provided that any assignment by the TENANT shall be effective only if made in strict accordance with the terms of this Lease).

      27. CAPTIONS. The captions contained herein are inserted only as a matter of convenience and for reference and in no way are intended to define limit or describe the scope of this Agreement, or the intent of any portion hereof or in any way affect this Lease.

      28. MODIFICATION AND SEVERABILITY. The parties agree that this Lease contains the entire agreement between them and that no representations other than those contained herein have been made by the parties. No waiver or modification of any of the provisions of this Lease or of any of the rights or remedies of the parties hereto shall be valid unless such change is in writing signed by the party to be charged therewith.

           If any provision of this Lease shall be determined by any Court having jurisdiction to be invalid, illegal or unenforceable, the remainder of this lease shall not be affected thereby but shall continue in full force and effect as though such invalid, illegal or unenforceable provision or provisions were not originally a part thereof.

      29.  Omitted.


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      30.  LANDLORD REMEDIES. The foregoing rights and remedies of the LANDLORD are not intended to be exclusive, but as additional to all rights and remedies the LANDLORD would otherwise have by law.

      31. DELIVERY OF LEASE. No rights are to be conferred upon the TENANT until this Lease has been executed by the LANDLORD and delivered to the TENANT.

      32. CONSTRUCTION OF LEASE. This lease shall be construed in accordance with the laws of the State of Connecticut.

      33. ENVIRONMENTAL: LANDLORD shall indemnify, defend (by counsel reasonably acceptable to TENANT), protect and hold harmless TENANT, from and against any and all claims, liabilities, penalties, fines, judgments. forfeitures, losses (including, without limitation, diminution in the value of the PREMISES, the Building, or the Real Property, damages for the loss or restriction on use of rentable or usable space of any amenity of the PREMISES, the Building, or the Real Property), costs, expenses (including attorneys fees, consultant fees and expert fees) for the death of or injury to any person or damage to any property whatsoever, arising from or cause in whole or in part, directory or indirectly, by (a) the presence in, on, under, or about the PREMISES, the Building or the Real Property, or any discharge or release in or from the PREMISES, the Building or the Real Property of any hazardous Materials PRESENT BEFORE THE DATE OF THIS LEASE or storage, transportation, disposal, release, threatened release, discharge or general of Hazardous Materials PRESENT BEFORE THE DATE OF THIS LEASE or storage, transportation, disposal, release. threatened release, discharge or general of Hazardous Materials PRESENT BEFORE THE DATE OF THIS LEASE to, in on, under about, or from the PREMISES, the Building or the Real Property, or (b) LANDLORD'S failure to comply with any Environmental Law, limitation and whether foreseeable or include, without limitation, and whether foreseeable or unforeseeable any and all costs incurred in connection with any investigation or site conditions and any and all costs of any required or necessary repair, cleanup, detoxification or decontamination of the PREMISES, the Building, or the Real Property, (including, without limitation, the soil and ground water on or under the Real Property), and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. LANDLORD'S obligations under this Section shall survive the expiration or earlier termination of the term of the Lease. For purposes of the release and indemnity provisions hereof, any acts or omissions of LANDLORD or by employees, agents, assigns, contractors or subcontractors of LANDLORD or others acting for or on behalf of' LANDLORD (whether or not they are negligent, intentional, willful, or unlawful) shall be strictly attributable to LANDLORD.


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           IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

Signed, sealed and delivered                        "LANDLORD"
in the presence of Valley Bank                      888 Farmington Avenue, LLC

____________________________                        _______________________ L.S.

____________________________                        "TENANT"

                                                    BRISTOL TRAVEL, INC. DBA
                                                    GLOBE TRAVEL SERVICES

____________________________                        BY_____________________ L.S.

____________________________

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